EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cars.com Issues Statement

CHICAGO, ILLINOIS - December 10, 2018 – Cars.com Inc. (NYSE: CARS) (“Cars.com” or the “Company”), a leading online automotive marketplace, today issued the following statement in response to a press release issued by Starboard Value LP (“Starboard”):

The Board of Directors and management team of Cars.com are committed to acting in the best interests of the Company and its stakeholders to enhance shareholder value. We share Starboard’s view that we have had a constructive dialogue with them over the past year and that our Board and management team are passionate about improving the business.

We are committed to steadfastly executing our strategic plan as we seek to achieve sustainable market leadership in our sector. The acquisition of Dealer Inspire that we completed in February 2018 was a bold step to underpin our strategy to expand from a listings model to a leading online automotive marketplace with value-added digital solutions for our dealer customers. We have also rapidly converted the majority of our affiliate markets and invested in marketing that has increased traffic for 11 consecutive months and driven search engine optimization traffic growth for eight consecutive months. In addition, we have undertaken cost efficiency programs designed to achieve a more agile cost structure in 2019 and beyond.

Addressing Starboard’s stated purpose of its letter, our business strategy is intended to realize ambitious goals and enhance value for our shareholders. As planned, we look forward to providing long-term financial guidance on or prior to February 28, 2019. We remain open to dialogue with our shareholders, including Starboard, as we develop these targets.

The Board, which includes two independent Starboard director designees, is committed to overseeing management’s execution of the Company’s business strategy and continuing to take the best and most appropriate actions to deliver enhanced shareholder value.

About Cars.com

Cars.com™ is a leading two-sided digital automotive marketplace that creates meaningful connections between buyers and sellers. Launched in 1998 and headquartered in Chicago, the company empowers consumers with resources and information to make informed buying decisions and enables advertising partners with innovative digital solutions and data-driven intelligence to increase inventory turn and gain market share. A pioneer in online automotive classifieds, the company has evolved into one of the largest digital automotive platforms, connecting thousands of local dealers across the country with millions of consumers. In 2018, Cars.com acquired Dealer Inspire®, a company that builds technology that helps future-proof dealerships for changing consumer behaviors and makes the car buying process faster and easier.

Cars.com properties include DealerRater®, Dealer Inspire®, Auto.com™, PickupTrucks.com® and NewCars.com®. For more information, visit www.Cars.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws, including those statements under "Financial Objectives." All statements other than statements of historical facts are forward-looking statements. Forward-looking statements include information concerning our business strategies, plans and objectives, market potential, future financial performance, planned operational and product improvements, liquidity and other matters. These statements often include words such as "believe," "expect," "project," "anticipate," "intend," "plan," "estimate," "target," "seek," "will," "may," "would," "should," "could," "forecasts," "mission," "strive," "more," "goal" or similar expressions. Forward-looking statements are based on our current expectations, beliefs, estimates, projections and assumptions, based on our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we think are appropriate. These statements are expressed in good faith and we believe these judgments are reasonable. However, you should understand that these statements are not guarantees of performance or results. Our actual results could differ materially from those expressed in the forward-looking statements. Given these uncertainties, forward-looking statements should not be relied on in making investment decisions.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from those expressed in the forward-looking statements contained in this press release. Such risks, uncertainties, and other important factors include, among others, risks related to our business, our separation from our parent company and our common stock. For a detailed discussion of many of these risks and uncertainties, see the section entitled "Risk Factors" in our Annual Report on Form 10-K for the period ended December 31, 2017 which was filed with the Securities and Exchange Commission (the "Commission") on March 6, 2018 and our other filings with the Commission. All forward-looking statements contained in this press release are qualified by these cautionary statements. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. Comparisons of results between current and prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.

The forward-looking statements in this press release are intended to be subject to the safe harbor protection provided by the Federal securities laws.

Cars.com Media Contact:

Marita Thomas

312-601-5692

mthomas@cars.com

or

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Annabelle Rinehart

212-355-4449

Cars.com Investor Relations Contact:

Jandy Tomy

312-601-5115

ir@cars.com